Exhibit 99.1

Immunovant Provides Corporate Updates and Reports Financial Results for the Quarter Ended June 30, 2025

•Initiated a second potentially registrational study of IMVT-1402 in Graves’ disease (GD) and a potentially registrational study of IMVT-1402 in Sjögren’s disease (SjD), both in June 2025
•All other clinical trials in previously announced six-indications remain on track with increased focus on clinical execution
•Remission data from the batoclimab proof-of-concept study in GD to be reported at the American Thyroid Association (ATA) Annual Meeting in September 2025
•Current cash balance provides runway for announced indications through GD readout expected in 2027

NEW YORK, August 11, 2025 – Immunovant, Inc. (Nasdaq: IMVT), a clinical-stage immunology company dedicated to enabling normal lives for people with autoimmune diseases, today reported corporate updates and financial results for the quarter ended June 30, 2025.

Recent Highlights and Upcoming Milestones:

In June 2025, Immunovant initiated a second potentially registrational trial evaluating IMVT-1402 in GD and a potentially registrational trial evaluating IMVT-1402 in SjD. All clinical development timelines remain on track for IMVT-1402 across six announced indications, including potentially registrational trials in Graves’ disease (GD), difficult-to-treat rheumatoid arthritis (D2T RA), myasthenia gravis (MG), chronic inflammatory demyelinating polyneuropathy (CIDP) and Sjögren’s disease (SjD), and a proof-of-concept trial in cutaneous lupus erythematosus (CLE).

“We remain laser-focused on executing on our development plans, and all ongoing trials remain on track as we progress IMVT-1402 through the clinic,” said Eric Venker, M.D., CEO of Immunovant.
Immunovant expects to report remission data from the batoclimab proof-of-concept study in GD at the American Thyroid Association (ATA) Annual Meeting in September 2025.

In the calendar year 2026, the company expects to report results from the open-label portion of the potentially registrational trial of IMVT-1402 in D2T RA and top-line results from the proof-of-concept trial of IMVT-1402 in CLE. In the calendar year 2027, top-line results are expected across three indications from the potentially registrational trials of IMVT-1402 in D2T RA, GD and MG.

Financial Highlights for Fiscal First Quarter Ended June 30, 2025:

Cash Position: As of June 30, 2025, Immunovant’s cash and cash equivalents totaled approximately $598.9 million, providing runway for announced indications through GD readout expected in 2027.

Research and Development Expenses: Research and development (R&D) expenses were $101.2 million for the three months ended June 30, 2025, compared to $75.5 million for the three months ended June 30, 2024. The increase was primarily due to activities related to our clinical trials of IMVT-1402, including contract manufacturing costs, and elevated personnel-related expenses. The increase was partially offset by lower overall costs related to our batoclimab pivotal clinical trials and nonclinical studies.

Non-GAAP R&D expenses were $93.3 million for the three months ended June 30, 2025, compared to $68.3 million for the three months ended June 30, 2024.

General and Administrative Expenses: General and administrative (G&A) expenses were $26.0 million for the three months ended June 30, 2025, compared to $18.8 million for the three months ended June 30, 2024. The increase was primarily due to higher personnel-related expenses.

Non-GAAP G&A expenses were $15.4 million for the three months ended June 30, 2025, compared to $12.5 million for the three months ended June 30, 2024.

Net Loss: Net loss was $120.6 million ($0.71 per common share) for the three months ended June 30, 2025, compared to $87.2 million ($0.60 per common share) for the three months ended June 30, 2024. Net loss for the three months ended June 30, 2025 and June 30, 2024 included $18.5 million and $13.5 million, respectively, related to non-cash stock-based compensation expense. Non-GAAP net loss was $102.1 million for the three months ended June 30, 2025, compared to $73.8 million for the three months ended June 30, 2024.

Common Stock: As of June 30, 2025, there were 171,069,176 shares of common stock issued and outstanding.

Non-GAAP Financial Measures: In addition to reporting the financial results in accordance with accounting principles generally accepted in the United States of America (GAAP), Immunovant reports certain financial results that differ from what is reported under GAAP. Immunovant believes these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by institutional investors and the analyst community to help them analyze the health of Immunovant’s business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, Immunovant’s financial results prepared in accordance with GAAP. Other companies, including companies in Immunovant’s industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

About Immunovant, Inc.
Immunovant, Inc. is a clinical-stage immunology company dedicated to enabling normal lives for people with autoimmune diseases. As a trailblazer in anti-FcRn technology, the Company is developing innovative, targeted therapies to meet the complex and variable needs of people with autoimmune diseases. For additional information on the Company, please visit immunovant.com.

Forward-Looking Statements
This press release contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as "can," “may,” “might,” “will,” “would,” “should,” “expect,” “believe,” “estimate,” “design,” “plan,” "intend," and other similar expressions are intended to identify forward-looking statements. Such forward looking statements include statements regarding Immunovant’s expectations regarding the timing, design, and results of clinical trials of IMVT-1402; Immunovant’s plan to develop IMVT-1402 across a broad range of indications; and Immunovant’s anticipated cash runway. All forward-looking statements are based on estimates and assumptions by Immunovant’s management that, although Immunovant believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that Immunovant expected. Such risks and uncertainties include, among others: Immunovant may not be able to protect or enforce its intellectual property rights; initial results or other preliminary analyses or results of early clinical trials may not be predictive final trial results or of the results of later clinical trials; the timing and availability of data from clinical trials; the timing of discussions with regulatory agencies, as well as regulatory submissions and potential approvals; the continued

development of Immunovant’s product candidates, including the number and timing of the commencement of additional clinical trials; Immunovant’s scientific approach, clinical trial design, indication selection, and general development progress; future clinical trials may not confirm any safety, potency, or other product characteristics described or assumed in this press release; any product candidate that Immunovant develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; Immunovant’s product candidates may not be beneficial to patients, or even if approved by regulatory authorities, successfully commercialized; the potential impact of global factors, such as international trade tariffs, geopolitical tensions, and adverse macroeconomic conditions on Immunovant’s business operations and supply chain, including its clinical development plans and timelines; Immunovant’s business is heavily dependent on the successful development, regulatory approval, and commercialization of IMVT-1402 or batoclimab; Immunovant is at various stages of clinical development for IMVT-1402 and batoclimab; and Immunovant will require additional capital to fund its operations and advance IMVT-1402 and batoclimab through clinical development. These and other risks and uncertainties are more fully described in Immunovant’s periodic and other reports filed with the Securities and Exchange Commission (SEC), including in the section titled “Risk Factors” in Immunovant’s Annual Report on Form 10-K filed with the SEC on May 29, 2025, as updated by its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, and Immunovant’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Immunovant undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

IMMUNOVANT, INC.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,
	2025	2024
Operating expenses:
Research and development	$101,200	$75,473
General and administrative	26,024	18,808
Total operating expenses	127,224	94,281
Interest income, net	(6,337)	(7,180)
Other income, net	(1,187)	(28)
Loss before provision for income taxes	(119,700)	(87,073)
Provision for income taxes	913	77
Net loss	$(120,613)	$(87,150)
Net loss per common share – basic and diluted	$(0.71)	$(0.60)
Weighted-average common shares outstanding – basic and diluted	170,872,994	146,085,729

IMMUNOVANT, INC.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except share and per share data)

	June 30, 2025	March 31, 2025
Assets
Current assets:
Cash and cash equivalents	$598,912	$713,971
Accounts receivable	1,936	2,084
Prepaid expenses and other current assets	50,915	51,705
Total current assets	651,763	767,760
Property and equipment, net	737	844
Other assets	8,940	7,618
Total assets	$661,440	$776,222
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,843	$17,656
Accrued expenses and other current liabilities	45,057	51,119
Total current liabilities	52,900	68,775
Total liabilities	52,900	68,775
Commitments and contingencies
Stockholders’ equity:
Series A preferred stock, par value $0.0001 per share, 10,000 shares authorized, issued and outstanding at June 30, 2025 and March 31, 2025	—	—
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, no shares issued and outstanding at June 30, 2025 and March 31, 2025	—	—
Common stock, par value $0.0001 per share, 500,000,000 shares authorized, 171,069,176 shares issued and outstanding at June 30, 2025 and 500,000,000 shares authorized, 170,111,593 shares issued and outstanding at March 31, 2025	16	16
Additional paid-in capital	1,966,923	1,945,495
Accumulated other comprehensive income	1,737	1,459
Accumulated deficit	(1,360,136)	(1,239,523)
Total stockholders’ equity	608,540	707,447
Total liabilities and stockholders’ equity	$661,400	$776,222

IMMUNOVANT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited, in thousands)

		Three Months Ended June 30,
	Note	2025	2024

Net loss:		$(120,613)	$(87,150)
Adjustments
Research and development:
Stock-based compensation	(1)	7,865	7,185
General and administrative:
Stock-based compensation	(1)	10,645	6,270
Estimated income tax impact from adjustments		42	(113)
Adjusted net loss (Non-GAAP)		$(102,061)	$(73,808)

		Three Months Ended June 30,
	Note	2025	2024

Research and Development Expenses		$101,200	$75,473
Adjustments:
Stock-based compensation	(1)	7,865	7,185
Adjusted research and development expenses (Non-GAAP)		$93,335	$68,288

		Three Months Ended June 30,
	Note	2025	2024

General and Administrative Expenses		$26,024	$18,808
Adjustments:
Stock-based compensation	(1)	10,645	6,270
Adjusted general and administrative expenses (Non-GAAP)		$15,379	$12,538

(1) Represents non-cash stock-based compensation expense

Contacts:
Investors
Keyur Parekh
keyur.parekh@roivant.com

Media
Stephanie Lee
stephanie.lee@roivant.com